SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)
Exhibit 10.1

May 12, 2020

Rice Drilling B, LLC
2200 Rice Drive
Canonsburg, Pennsylvania 15317

Re: Master Product Purchase Agreement / Railcar Usage Agreement

Dear Sir or Madam:

This letter agreement is in regards to: (i) that certain Master Product Purchase Agreement, by and between Smart Sand, Inc. (“Smart Sand”) and Rice Drilling B, LLC (“Buyer”), dated effective as of January 1, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement and First Amendment to Railcar Usage Agreement, dated June 21, 2019, by and between Smart Sand and Buyer (as amended, the “PPA”); and (ii) that certain Railcar Usage Agreement, dated effective as of January 1, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement and First Amendment to Railcar Usage Agreement, dated June 21, 2019, by and between Smart Sand and Buyer (as amended, the “RUA”). All capitalized terms contained in this letter agreement and not otherwise defined shall have the meanings ascribed to such terms in the PPA and RUA.

Per our discussion, Smart Sand and Buyer each hereby agrees as follows:

1.During the three (3) month period commencing on May 15, 2020 and ending on August 15, 2020, notwithstanding anything to the contrary set forth in the PPA, at the request of Buyer and subject to transload availability, as determined by Smart Sand in its sole discretion, Products may be delivered DAP Tidewater’s transload facility in Steubenville, Ohio (the “Terminal”), Incoterms 2010. All Products delivered to the Terminal shall count towards satisfying the Minimum Tons per Year under the PPA. Buyer must pay in full for any order for Products to be delivered to the Terminal that is subsequently cancelled if Smart Sand has ordered locomotive power for such order prior to Smart Sand’s receipt of notification of such cancellation.

2.The Contract Price for Products shipped to the Terminal shall be ***, which amount is inclusive of ***. The foregoing price does not include ***, all of which shall be paid by Buyer. The Contract Price hereunder shall not be used for calculating the Deferment Payment under Section 1.4 of the PPA. The Contract Price hereunder is contingent upon shipment of unit trains having ***, and Buyer shall provide orders for Products in such a manner as to allow for such unit train shipments.

3.Irrespective of where the Products are being delivered, all testing for Specifications shall continue at Smart Sand’s Oakdale, Wisconsin facility.

4.The obligations of Smart Sand under this letter agreement are conditioned upon Buyer’s performance of all obligations under the PPA, RUA and hereunder.

5.Except as expressly set forth in this letter agreement, all of the terms and conditions of the PPA and RUA shall remain unchanged and in full force and effect.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below and returning it to me. This letter agreement may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement

SMART SAND, INC.

/s/ John Young

John Young
Chief Operating Officer

Confirmed, acknowledged and agreed to this _26_ day of __May___, 2020:

RICE DRILLING B, LLC

By: __/s/ Steven Ko__________________________
Name: Steven Ko
Title VP Completions